     As Filed With the Securities and Exchange Commission on August 4, 2003
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               RIVIANA FOODS INC.
               (Exact name of issuer as specified in its charter)


               DELAWARE
     (State or other jurisdiction                       74-0177572
   of incorporation or organization)    (I.R.S. Employer Identification Number)


          2777 ALLEN PARKWAY
           HOUSTON, TEXAS                                 77019-2141
(address of principal executive offices)                  (Zip Code)


                           --------------------------

                               RIVIANA FOODS INC.
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------

                                 W. David Hanks
                            Executive Vice President
                               Riviana Foods Inc.
                               2777 Allen Parkway
                            Houston, Texas 77019-2141
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 529-3251

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
 TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
     BE REGISTERED           REGISTERED (1)            SHARE (2)              PRICE (2)                  FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock, par
value $1.00 per share       1,000,000 shares            $27.25            $27,250,000.00              $2,204.53
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) These shares represent the additional shares that were added to the Riviana Foods Inc. Amended and Restated 1997 Stock Option Plan pursuant to an amendment adopted by the Stockholders on October 16, 2002.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported by the Nasdaq National Market on July 29, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of information about us and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement incorporates herein by reference the following documents which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-25294):

         o Our Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

         o Our Quarterly Reports on Form 10-Q for the quarters ended September 29, 2002; December 29, 2002, and March 30, 2003;

         o Our Current Reports on Form 8-K filed February 4, 2003 and May 1, 2003 (excluding any information furnished pursuant to Item 9 or Item 12 of any such Current Report on Form 8-K);

         o The description of our common stock, par value $1.00 per share ("Common Stock"), contained in our Registration Statement on Form 8-A filed on December 21, 1994, as amended.

         Each document filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Elizabeth B. Woodard, Vice President, General Counsel and Secretary of the Company. As of August 4, 2003, Ms. Woodard beneficially owned approximately 15,600 shares of Common Stock (including shares held under employee benefit plans) and held options under employee stock option plans to purchase approximately 16,700 additional shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request for the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Our Bylaws require us to indemnify our directors and officers to the maximum extent allowed by Delaware law, and expressly authorize us to purchase directors and officers liability insurance. We have purchased a directors and officers liability insurance policy which provides for insurance of our directors and officers against certain liabilities they may incur in their capacity as such.

         Our Restated Certificate of Incorporation expressly provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions do not eliminate or limit any liability of a director (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derives an improper personal benefit.

         Reference is made to the Riviana Foods Inc. Amended and Restated 1997 Stock Option Plan, as amended (the "Plan") filed as Exhibit 4.3 which contains provisions for indemnification and limitations on the liability of the committee administering such Plan for actions taken in connection with the administration of such Plan.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
Number            Description
------            -----------

*4.1           -- Our Restated Certificate of Incorporation filed as
                  Exhibit 3.01 to our Registration Statement on Form S-1, File No. 33-87838, as amended.

*4.2           -- Our Bylaws, as amended, filed as Exhibit 3.2 to our Annual
                  Report on Form 10-K for the fiscal year ended June 30, 2002, File No. 000-25294

*4.3           -- Riviana Foods Inc. Amended and Restated 1997 Stock Option
                  Plan, filed as Exhibit 10 (XVIV) to our Annual Report on Form 10-K for the fiscal year ended June 28, 1998, File No. 000-25294

*4.4           -- Riviana Foods Inc. First Amendment to the Amended and
                  Restated 1997 Stock Option Plan, filed as Exhibit 10.20 to our Quarterly Report on Form 10-Q for the period ended March 30, 2003, File No. 000-25294

Exhibit
Number            Description
------            -----------

  5            -- Opinion of Elizabeth B. Woodard (filed herewith)

23.1           -- Consent of Elizabeth B. Woodard (included in Exhibit 5)

23.2           -- Consent of KPMG LLP (filed herewith)

23.3           -- Letter from KPMG LLP (filed herewith)

24             -- Powers of Attorney (included on the signature page of this
                  Registration Statement)

---------------------

* Incorporated herein by reference as indicated.


ITEM 9. UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of August, 2003.

                               RIVIANA FOODS INC.



                               By:  /s/ Joseph A. Hafner, Jr.
                                  -------------------------------------------
                                        Joseph A. Hafner, Jr.
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph A. Hafner, or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all subsequent pre and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                                            DATE
               ---------                                -----                                            ----

    /s/ Joseph A. Hafner, Jr.             Chief Executive Officer, President and Director         August 4, 2003
--------------------------------------    (Principal Executive Officer)
    Joseph A. Hafner, Jr.


    /s/ W. David Hanks                    Executive Vice President and Director                   August 4, 2003
--------------------------------------
    W. David Hanks


    /s/ E. Wayne Ray, Jr.                 Vice President, Chief Financial Officer,                August 4, 2003
--------------------------------------    Treasurer and Director
    E. Wayne Ray, Jr.                     (Principal Financial and Accounting Officer)


    /s/ Frank A. Godchaux III             Chairman of the Board                                   August 4, 2003
--------------------------------------
    Frank A. Godchaux III


    /s/ Charles R. Godchaux               Vice Chairman of the Board                              August 4, 2003
--------------------------------------
    Charles R. Godchaux


    /s/ Frank K. Godchaux                 Director                                                August 4, 2003
--------------------------------------
    Frank K. Godchaux


    /s/ W. Elton Kennedy                  Director                                                August 4, 2003
--------------------------------------
    W. Elton Kennedy

               SIGNATURE                                TITLE                                            DATE
               ---------                                -----                                            ----

    /s/ E. James Lowrey                   Director                                                August 4, 2003
--------------------------------------
    E. James Lowrey


    /s/ Theresa G. Payne                  Director                                                August 4, 2003
--------------------------------------
    Theresa G. Payne


    /s/ Patrick W. Rose                   Director                                                August 4, 2003
--------------------------------------
    Patrick W. Rose


    /s/ Thomas B. Walker, Jr.             Director                                                August 4, 2003
--------------------------------------
    Thomas B. Walker, Jr.

                                  Exhibit Index


Exhibit
Number                                   Description
-------                                  -----------

*4.1           -- Our Restated Certificate of Incorporation filed as
                  Exhibit 3.01 to our Registration Statement on Form S-1, File No. 33-87838, as amended.

*4.2           -- Our Bylaws, as amended, filed as Exhibit 3.2 to our Annual
                  Report on Form 10-K for the fiscal year ended June 30, 2002, File No. 000-25294

*4.3           -- Riviana Foods Inc. Amended and Restated 1997 Stock Option
                  Plan, filed as Exhibit 10 (XVIV) to our Annual Report on Form 10-K for the fiscal year ended June 28, 1998, File No. 000-25294

*4.4           -- Riviana Foods Inc. First Amendment to the Amended and
                  Restated 1997 Stock Option Plan, filed as Exhibit 10.20 to our Quarterly Report on Form 10-Q for the period ended March 30, 2003, File No. 000-25294

 5             -- Opinion of Elizabeth B. Woodard (filed herewith)

23.1           -- Consent of Elizabeth B. Woodard (included in Exhibit 5)

23.2           -- Consent of KPMG LLP (filed herewith)

23.3           -- Letter from KPMG LLP (filed herewith)

24             -- Powers of Attorney (included on the signature page of this
                  Registration Statement)

---------------------

* Incorporated herein by reference as indicated.